Exhibit 99.1

Investcorp Credit Management BDC, Inc. to Merge into BCP Investment Corporation

NEW YORK, November 11, 2026 (GLOBE NEWSWIRE) — Investcorp Credit Management BDC, Inc. (NASDAQ: ICMB) (“ICMB”) and BCP Investment Corporation (NASDAQ: BCIC) (the “Company” or “BCIC”), a business development company managed by Sierra Crest Investment Management LLC (“Sierra Crest”), an affiliate of BC Partners Advisors L.P. (“BC Partners”), announced today that they have entered into a definitive merger agreement under which ICMB will merge with BCIC, subject to approval by ICMB stockholders.

The transaction has been unanimously approved by ICMB’s Board of Directors, following the recommendation of the independent Special Committee. Both the Special Committee and ICMB’s Board of Directors recommend that ICMB stockholders vote in favor of the proposed merger.

Management Commentary

Ted Goldthorpe, Chief Executive Officer and Chairman of the Board of BCIC, stated, “This transaction marks another step in executing our vision of driving consolidation across the BDC sector. We have long believed that greater scale can deliver meaningful benefits, and the combination of ICMB and BCIC is expected to generate immediate cost synergies, lower financing costs and improved trading liquidity. We believe these benefits will position the combined company to deliver stronger long-term value for stockholders.”

Suhail A. Shaikh, President and Chief Executive Officer of ICMB stated, “This transaction reflects ICMB’s longstanding commitment to pursuing optimal returns for our stockholders. We believe the combination with BCIC positions the Company to deliver long-term value for stockholders. ICMB’s size and scale have been challenging to navigate in current market conditions. We believe that a combination with BCIC provides our stockholders the benefits of scale and access that Sierra Crest brings in the private credit market.”

Thomas J. Sullivan, Chair of the Special Committee, added: “This transaction is the result of an intentional, considered strategic review process to identify the right partner to support ICMB in the next stage of its journey. Our decision to merge with BCIC, under Sierra Crest’s management, represents an opportunity for greater flexibility over the long term in this late-stage credit cycle. We are pleased to partner on behalf of our stockholders, and we look forward to delivering updates on our progress in future announcements.”

Transaction Highlights

•	Stockholders should expect to realize net investment income per share accretion following the closing of the transaction;

•	The transaction is expected to deliver operational synergies for the combined company from the larger pro forma scale and the elimination of redundant ICMB public company related expenses;

•

Significant stockholders of ICMB, including certain director and executive officers, have entered into key stockholder agreements with BCIC and agreed to vote their ICMB shares in favor of the transaction, representing approximately 41% of ICMB’s shares outstanding as of November 9, 2026; and

•	Following the transaction, current ICMB stockholders are expected to own up to approximately 16.7% of the combined company.

Under the terms of the agreement, ICMB stockholders will receive aggregate consideration equal to 90% of ICMB’s net asset value at closing, subject to adjustments for transaction expenses, repayment of ICMB’s outstanding debt and certain tax-related items. The consideration will be paid in BCIC shares, valued at 100% of BCIC’s net asset value per share at closing, with the number of shares issued capped at 19.99% of BCIC’s common stock outstanding at signing. Any remaining consideration will be paid in cash.

Based on respective net asset values for ICMB ($2.76 per share) and BCIC ($13.00 per share) (both based on September 30, 2026 net asset value per share adjusted for currently estimated transaction expenses), the merger transaction currently values ICMB shares at approximately $2.49 per share, which represents 90% of ICMB’s net asset value, adjusted for estimated transaction expenses. Using BCIC’s closing price of $6.57 on November 9, 2026, the merger transaction currently values ICMB shares at approximately $1.38 per share, which represents approximately 126% premium to ICMB’s closing price of $0.61 on November 9, 2026.

In addition to approval by ICMB stockholders, the closing of the merger is subject to customary conditions. The parties currently expect the transaction to be completed in the first calendar quarter of 2027.

Transaction Advisors

Houlihan Lokey Capital, Inc. is serving as financial advisor to the Special Committee of the Board of Directors of ICMB, Fried Frank Harris Shriver & Jacobson LLP is serving as the Special Committee’s counsel and Dechert LLP is serving as counsel to ICMB. Simpson Thacher & Bartlett LLP is serving as counsel to BCIC.

Investor Presentation and Conference Call

BCIC and ICMB will host a joint conference call on Thursday, November 12, 2026 at 8:00am Eastern Time to discuss the transaction. All interested persons are invited to participate on the call and can access the conference call by dialing (646) 307-1963. Conference ID is 2135550. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis at https://edge.media-server.com/mmc/p/ykee8aoy. The online archive of the webcast will be available on the Company’s website shortly after the call at https://www.bcpinvestmentcorporation.com/ in the Investor Relations section under Events and Presentations.

About Investcorp Credit Management BDC, Inc.

Investcorp Credit Management BDC, Inc. (NASDAQ: ICMB) is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. ICMB’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation through debt and related equity investments by targeting investment opportunities with favorable risk-adjusted returns. ICMB seeks to invest primarily in middle-market companies that have annual revenues of at least $50 million and earnings before interest, taxes, depreciation, and amortization of at least $15 million. ICMB’s investment activities are managed by its investment adviser, CM Investment Partners LLC. To learn more about Investcorp Credit Management BDC, Inc., please visit www.icmbdc.com.

About BCP Investment Corporation

BCP Investment Corporation (NASDAQ: BCIC) is a publicly traded, externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. BCIC’s middle-market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle-market companies. BCIC’s investment activities are managed by its investment adviser, Sierra Crest Investment Management LLC, and affiliate of BC Partners Advisors L.P. BCIC’s filings with the Securities Exchange Commission (the “SEC”), earnings releases, press releases and other financial, operational and governance information are available on its website at www.bcpinvestmentcorporation.com.

Forward-Looking Statements

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act, and Section 21E of the Exchange Act, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction between ICMB and BCIC pursuant to the Merger Agreement dated November 11, 2026, by and among ICMB, BCIC, and a wholly-owned subsidiary of BCIC. All statements, other than historical facts, including statements regarding the expected timing of the closing of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected benefits of the proposed transaction such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company following completion of the proposed transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise, including the required approval by the stockholders of ICMB may not be obtained; (2) the risk that the mergers or other transactions contemplated by the Merger Agreement may not be completed in the time frame expected by ICMB and BCIC or at all; (3) unexpected costs, charges or expenses resulting from the proposed transaction; (4) uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; (5) uncertainty with respect to the trading levels of shares of the combined company’s common stock on NASDAQ; (6) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integrating the businesses of ICMB and BCIC; (7) the ability of the combined company to implement its business strategy; (8) difficulties and delays in achieving synergies and cost savings of the combined company; (9) inability to retain and hire key personnel; (10) the occurrence of any event that could give rise to termination of the Merger Agreement; (11) the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the contemplated merger or result in significant costs of defense, indemnification and liability; (12) evolving legal, regulatory and tax regimes; (13) changes in laws or regulations or interpretations of current laws and regulations that would impact BCIC’s classification as a business development company; and (14) changes in general economic and/or industry specific conditions. Some of these factors are enumerated in the filings ICMB and BCIC have made with the Securities and Exchange Commission (the “SEC”), and will be contained in the materials ICMB and BCIC will file with the SEC in connection with the proposed transactions under the Merger Agreement, including BCIC’s registration statement on Form N-14 (the “Registration Statement”), which will include ICMB’s proxy statement on Schedule 14A that also constitutes a prospectus of BCIC (the “Proxy Statement/Prospectus”).

The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, neither ICMB nor BCIC undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information or development, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the merger, BCIC plans to file with the SEC the Registration Statement that will include the Proxy Statement/Prospectus. After the Registration Statement is declared effective by the SEC, ICMB will mail the Proxy Statement/Prospectus to its stockholders. The Proxy Statement/Prospectus and Registration Statement will each contain important information about BCIC, ICMB, the merger and related matters. STOCKHOLDERS OF ICMB AND BCIC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BCIC, ICMB, THE MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain the documentation filed with the SEC free of charge at the SEC’s website, http://www.sec.gov and for documents filed by BCIC, from BCIC’s website at www.bcpinvestmentcorporation.com and for documents filed by ICMB, from ICMB’s website at https://www.icmbdc.com. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participation in the Solicitation

ICMB, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ICMB in connection with the proposed merger. Information about the directors and executive officers of ICMB is set forth in its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed by ICMB with the SEC on March 31, 2026 and its proxy statement for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on November 10, 2025. Additional information regarding the directors and executive officers of ICMB will be contained in the Proxy Statement/Prospectus when it becomes available. These documents may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

The information in this communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposals included in the Proxy Statement/Prospectus or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Contacts:

BCP Investment Corporation

650 Madison Avenue, 3rd floor

New York, NY 10022

info@bcpinvestmentcorporation.com

Brandon Satoren

Chief Financial Officer

Brandon.Satoren@bcpartners.com

(212) 891-2880

The Equity Group Inc.

Lena Cati

lena.cati@theequitygroup.com

(212) 836-9611

Val Ferraro

val.ferraro@theequitygroup.com

(212) 836-9633

Media

Daniel.Yunger@kekstcnc.com

James.Hartwell@kekstcnc.com

Investcorp Credit Management BDC, Inc.

Jenny.Boyd@fticonsulting.com

ICMBinfo@investcorp.com